UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 2004



                           Integrated BioPharma, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                       000-28876               22-2407475
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

              225 Long Avenue
           Hillside, New Jersey                                07205
 (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (973) 926-0816


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.       Other Events and Regulation FD Disclosure.

         On May 3, 2004, Integrated BioPharma, Inc., a Delaware corporation (the "Company"), completed a private placement transaction (the "Offering") for $5.0 million in proceeds with Damon DeSantis, a nutraceutical industry executive.

         In the Offering, Mr. DeSantis purchased 500,000 shares of the Company's Common Stock, par value $.002 per share (the "Common Stock"), at a purchase price of $10.00 per share. The Company also issued to Mr. DeSantis a warrant (the "Warrant") to purchase 50,000 shares of Common Stock, exercisable over a five-year period. The exercise price is $14.00 per share, subject to anti-dilution and other customary adjustments. Assuming no such adjustments, the exercise of the Warrant would result in additional proceeds to the Company of $700,000.

         The preceding description of the Offering is a summary only and is qualified by reference to the agreements entered into by the parties, which are attached as exhibits to this Report.

         The Company issued a press release relating to the Offering, a copy of which is filed as an exhibit to this Report.

Item 7.   Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.   Description

10.1          Subscription   Agreement,   dated  as  of  May  3,  2004, between
              Integrated BioPharma, Inc. and Damon DeSantis.

10.2 Form of Warrant, issued on May 3, 2004 by Integrated BioPharma, Inc. to Damon DeSantis.

99.1          Press Release issued by Integrated BioPharma, Inc. on May 3, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 4, 2004                  INTEGRATED BIOPHARMA, INC.

                                    By: /s/ Eric Friedman
                                    Eric Friedman
                                    Vice President and Chief Financial Officer



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                                  Exhibit Index

10.1          Subscription   Agreement,   dated  as  of  May  3,  2004, between
              Integrated BioPharma, Inc. and Damon DeSantis.

10.2 Form of Warrant, issued on May 3, 2004 by Integrated BioPharma, Inc. to Damon DeSantis.

99.1          Press Release issued by Integrated BioPharma, Inc. on May 3, 2004.


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